UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2017

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐

Digital Realty Trust, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:  ☐

Digital Realty Trust, L.P.:  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Bond Offering

On August 7, 2017, Digital Realty Trust, L.P. completed an underwritten public offering of $350,000,000 aggregate principal amount of its 2.750% Notes due 2023 (the “2023 Notes”) and $1,000,000,000 aggregate principal amount of its 3.700% Notes due 2027 (the “2027 Notes” and together with the 2023 Notes, the “Notes”), each of which are fully and unconditionally guaranteed by Digital Realty Trust, Inc. The terms of the Notes are governed by a base indenture, dated as of June 23, 2015, by and among Digital Realty Trust, L.P., as issuer, Digital Realty Trust, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture, dated as of August 7, 2017, by and among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and the trustee. The base indenture and the supplemental indenture contain various restrictive covenants, including limitations on our ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. Copies of the base indenture and the supplemental indenture, including the form of the Notes and the guarantees, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K. The base indenture as supplemented by the supplemental indenture is referred to herein collectively as the indenture.

Preferred Stock Offering

On August 7, 2017, Digital Realty Trust, Inc., as the sole general partner of Digital Realty Trust, L.P., executed the Fifteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. in connection with its completion of an underwritten public offering of 8,000,000 shares of 5.250% Series J Cumulative Redeemable Preferred Stock, par value $0.01 per share, or the Series J Preferred Stock, on August 7, 2017, or the Series J Preferred Stock Offering. The Fifteenth Amended and Restated Agreement of Limited Partnership designates and authorizes the issuance to Digital Realty Trust, Inc. by Digital Realty Trust, L.P. of up to 9,200,000 of Digital Realty Trust, L.P.’s 5.250% Series J Cumulative Redeemable Preferred Units, or the Series J Preferred Units. The Series J Preferred Units have substantially similar rights, preferences and other privileges as the Series J Preferred Stock.

A copy of the Fifteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 3.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bond Offering

On August 7, 2017, Digital Realty Trust, L.P. completed an underwritten public offering of $350,000,000 aggregate principal amount of its 2023 Notes and $1,000,000,000 aggregate principal amount of its 2027 Notes. The 2023 Notes were offered at 99.930% of the principal amount thereof and the 2027 Notes were offered at 99.924% of the principal amount thereof. The Notes are Digital Realty Trust, L.P.’s general unsecured senior obligations and rank equally in right of payment with all of its other unsecured senior indebtedness. However, the Notes are effectively subordinated in right of payment to all of Digital Realty Trust, L.P.’s existing and future secured indebtedness from time to time outstanding and to all existing and future liabilities and preferred equity of Digital Realty Trust, L.P.’s subsidiaries. The 2023 Notes and 2027 Notes bear interest at 2.750% and 3.700% per annum, respectively. Interest on the 2023 Notes is payable on February 1 and August 1 of each year, beginning February 1, 2018, until the maturity date of February 1, 2023. Interest on the 2027 Notes is payable on February 15 and August 15 of each year, beginning February 15, 2018, until the maturity date of August 15, 2027. Our obligations under the Notes are fully and unconditionally guaranteed by Digital Realty Trust, Inc. Copies of the base indenture and supplemental indenture, including the forms of the Notes and guarantees of the Notes by Digital Realty Trust, Inc., the terms of which are incorporated herein by reference, are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

At any time up to, but not including, February 1, 2023, the 2023 Notes will be redeemable in whole or in part from time to time, and at any time up to, but not including, August 15, 2027, the 2027 Notes will be redeemable in whole or in part from time to time, at our option and in our sole discretion, at a redemption price equal to the sum of:

•	100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest up to, but not including, the redemption date; and

•	a make-whole premium.

We will calculate the make-whole premium with respect to any 2023 Notes redeemed before the 30th day prior to the maturity date of the 2023 Notes as the excess, if any, of:

•	the aggregate present value as of the date of such redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on the 30th day prior to the maturity date, determined by discounting, on a semiannual basis, such principal and interest at the reinvestment rate (determined on the third business day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on the 30th day prior to the maturity date; over

•	the principal amount of such note.

We will calculate the make-whole premium with respect to any 2027 Notes redeemed before the 90th day prior to the maturity date of the 2027 Notes as the excess, if any, of:

•	the aggregate present value as of the date of such redemption of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of such dollar if such redemption had been made on the 90th day prior to the maturity date, determined by discounting, on a semiannual basis, such principal and interest at the reinvestment rate (determined on the third business day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had been made on the 90th day prior to the maturity date; over

•	the principal amount of such note.

Notwithstanding the foregoing, if the 2023 Notes are redeemed on or after 30 days prior to February 1, 2023, or the 2027 Notes are redeemed on or after 90 days prior to August 15, 2027, the redemption price will be equal to 100% of the principal amount of the respective Notes being redeemed plus accrued and unpaid interest up to, but not including, the redemption date.

As previously announced, on June 8, 2017, we entered into an Agreement and Plan of Merger (the “DFT Merger Agreement”) with DuPont Fabros Technology, Inc., a Maryland corporation (“DFT”), and DuPont Fabros Technology, L.P., a Maryland limited partnership (together with DFT, the “DFT Parties”) pursuant to which, subject to the satisfaction or waiver of certain conditions, the DFT Parties will be merged with and into our wholly owned subsidiaries (the “DFT Merger”). If the DFT Merger is not consummated on or prior to December 15, 2017, or the DFT Merger Agreement is terminated at any time prior to such date, we will be required to redeem all of the Notes outstanding on a special mandatory redemption date at a redemption price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, up to, but not including, the special mandatory redemption date. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of the holders of the Notes.

Certain events are considered events of default, which may result in the accelerated maturity of the Notes, including:

•	default for 30 days in the payment of any installment of interest under the Notes;

•	default in the payment of the principal amount or redemption price due with respect to the Notes;

•	failure to comply with the provisions related to the special mandatory redemption described above;

•	our failure to comply with any of our other agreements in the Notes or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

•	failure to pay any indebtedness that is (a) of Digital Realty Trust, L.P., Digital Realty Trust, Inc., any subsidiary in which Digital Realty Trust, L.P. has invested at least $75,000,000 in capital or any entity in which Digital Realty Trust, L.P. is the general partner, and (b) in an outstanding principal amount in excess of $75,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to us from the trustee (or to us and the trustee from holders of at least 25% in principal amount of the outstanding Notes); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Digital Realty Trust, L.P., Digital Realty Trust, Inc. or any significant subsidiary (as defined in the indenture) or any substantial part of their respective property.

The descriptions of the indenture and the supplemental indenture in this Current Report on 8-K are summaries and are qualified in their entirety by the terms of the indenture and supplemental indenture, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

Preferred Stock Offering

Digital Realty Trust, L.P.

In connection with the closing of the Series J Preferred Stock Offering on August 7, 2017, Digital Realty Trust, L.P. issued to Digital Realty Trust, Inc. 8,000,000 Series J Preferred Units in exchange for Digital Realty Trust, Inc.’s contribution to Digital Realty Trust, L.P. of the net proceeds from the offering. The Series J Preferred Units have substantially similar rights, preferences and other privileges as the Series J Preferred Stock. Digital Realty Trust, L.P. issued the Series J Preferred Units to Digital Realty Trust, Inc. in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, based on its status as a publicly traded NYSE-listed company with over $12 billion in total consolidated assets and as its majority owner and general partner.

Item 3.03 Material Modifications to Rights of Security Holders.

Digital Realty Trust, Inc.

On August 4, 2017, Digital Realty Trust, Inc. filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary, which we refer to as the Articles Supplementary, to its charter, classifying and designating 9,200,000 of its authorized capital stock as shares of the Series J Preferred Stock. As set forth in the Articles Supplementary, the Series J Preferred Stock ranks, with respect to dividend rights and rights upon Digital Realty Trust, Inc.’s liquidation, dissolution or winding-up, senior to its common stock, par value $0.01 per share, or the Common Stock, and on parity with the 5.875% Series G Cumulative Redeemable Preferred Stock, or the Series G Preferred Stock, 7.375% Series H Cumulative Redeemable Preferred Stock, or the Series H Preferred Stock, 6.350% Series I Cumulative Redeemable Preferred Stock, or the Series I Preferred Stock, and any future class or series of its capital stock expressly designated as ranking on parity with the Series J Preferred Stock. Holders of Series J Preferred Stock, when and as authorized by Digital Realty Trust, Inc.’s board of directors and declared by it, are entitled to cumulative cash dividends at the rate of 5.250% per annum of the $25.00 liquidation preference per share, equivalent to $1.3125 per annum per share. Dividends are payable quarterly in arrears on the last day of March, June, September and December of each year, beginning on December 29, 2017. Dividends will accrue and be cumulative from and including August 7, 2017, the first date on which shares of the Series J Preferred Stock were issued.

If Digital Realty Trust, Inc. is liquidated, dissolved or wound up, holders of shares of the Series J Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus any accrued and unpaid dividends, up to but excluding the date of payment, before any payments are made to the holders of the Common Stock or other shares ranking junior to the Series J Preferred Stock as to liquidation rights, none of which exist on the date hereof. The rights of the holders of shares of the Series J Preferred Stock to receive their liquidation preference will be subject to the proportionate rights of each other series or class of capital stock ranking on parity with the Series J Preferred Stock as to liquidation, including the Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock.

Generally, Digital Realty Trust, Inc. may not redeem the Series J Preferred Stock prior to August 7, 2022, except in limited circumstances to preserve its status as a real estate investment trust, and pursuant to the special optional redemption provision described below. On and after August 7, 2022, Digital Realty Trust, Inc. may, at its option, redeem the Series J Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends up to but excluding the redemption date. In addition, upon the occurrence of a “Change of Control” (as defined below), Digital Realty Trust, Inc. may, at its option, redeem the Series J Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), Digital Realty Trust, Inc. exercises any of its redemption rights relating to the Series J Preferred Stock (whether the optional redemption right or the special optional redemption right), the holders of Series J Preferred Stock will not have the conversion rights described below.

Upon the occurrence of a “Change of Control” (as defined below), each holder of Series J Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, Digital Realty Trust, Inc. has provided or provides notice of its election to redeem the Series J Preferred Stock) to convert some or all of the Series J Preferred Stock held by such holder on the Change of Control Conversion Date, which we refer to as the Change of Control Conversion Right, into a number of shares of Common Stock per share of Series J Preferred Stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series J

Preferred Stock dividend payment and prior to the corresponding Series J Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.42521 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration, as described in the Articles Supplementary.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as described in the Articles Supplementary.

Upon such a conversion, the holders will be limited to a maximum number of shares of Common Stock equal to the Share Cap multiplied by the number of shares of Series J Preferred Stock converted. If the Common Stock Price is less than $58.795 (which is approximately 50% of the per-share closing sale price of our common stock reported on the New York Stock Exchange, or the NYSE, on August 1, 2017), subject to adjustment and assuming no exercise of the over-allotment option, the holders will receive a maximum of an aggregate of 3,401,680 shares of our common stock, which may result in the holders receiving a value that is less than the liquidation preference of the Series J Preferred Stock.

If, prior to the Change of Control Conversion Date, Digital Realty Trust, Inc. has provided a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of Series J Preferred Stock will not have any right to convert the Series J Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series J Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

A “Change of Control” is when, after the original issuance of the Series J Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our stock entitling that person to exercise more than 50% of the total voting power of all of Digital Realty Trust, Inc. stock entitled to vote generally in the election of its directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither Digital Realty Trust, Inc. nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT LLC, or the NYSE MKT, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

The “Change of Control Conversion Date” is the date the Series J Preferred Stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the required notice of the occurrence of a Change of Control to the holders of Series J Preferred Stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash, the amount of cash consideration per share of our Common Stock or (ii) if the consideration to be received in the Change of Control by holders of our Common Stock is other than solely cash (x) the average of the closing sale prices per share of our Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our Common Stock is then traded, or (y) the average of the last quoted bid prices for our Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our Common Stock is not then listed for trading on a U.S. securities exchange.

The foregoing description of the Articles Supplementary is a summary and, as such, does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on August 4, 2017, which Articles Supplementary is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. A specimen certificate for the Series J Preferred Stock is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Digital Realty Trust, L.P.

On August 7, 2017, Digital Realty Trust, Inc., as the sole general partner of Digital Realty Trust, L.P., executed the Fifteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. creating the Series J Preferred Units that mirror the rights and preferences of the Series J Preferred Stock described above. At the closing, Digital Realty Trust, Inc. contributed the net proceeds of the Series J Preferred Stock Offering to Digital Realty Trust, L.P. in exchange for 8,000,000 Series J Preferred Units. If shares of Series J Preferred Stock are converted into shares of the Common Stock, Digital Realty Trust, L.P. will convert an equal number of Series J Preferred Units into units of its common partnership interest, and if shares of Series J Preferred Stock are converted into consideration other than shares of the Common Stock, Digital Realty Trust, L.P. will retire an equal number of Series J Preferred Units. The terms of conversion of the Series J Preferred Stock are described above under this Item 3.03. A complete description of the Series J Preferred Units is contained in the Fifteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Digital Realty Trust, Inc.

On August 4, 2017, Digital Realty Trust, Inc. filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland designating the powers, preferences and privileges of the Series J Preferred Stock. The Articles Supplementary were effective upon filing. The information about the Articles Supplementary under Item 3.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the Series J Preferred Stock, is incorporated herein by reference. A copy of the Articles Supplementary is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference. A specimen certificate for the Series J Preferred Stock is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Digital Realty Trust, L.P.

Effective August 7, 2017, Digital Realty Trust, Inc., as the sole general partner of Digital Realty Trust, L.P., executed the Fifteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. designating the powers, preferences and privileges of the Series J Preferred Units. The information about the Fifteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. under Items 1.01 and 3.03 of this Current Report on Form 8-K, including the summary description of the powers, preferences and privileges of the Series J Preferred Units, is incorporated herein by reference. A copy of the Fifteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P. is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Bond Offering

In connection with the issuance and sale of the Notes, Digital Realty Trust, L.P. and Digital Realty Trust, Inc. entered into an underwriting agreement, dated August 2, 2017, with Citigroup Global Markets Inc., Credit

Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in the underwriting agreement. A copy of the underwriting agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Preferred Stock Offering

On August 7, 2017, Digital Realty Trust, Inc. also completed an underwritten public offering of 8,000,000 shares of its Series J Preferred Stock, for net proceeds of approximately $193.2 million after deducting the underwriting discount and other estimated expenses payable by Digital Realty Trust, Inc. In connection with the issuance and sale of the Series J Preferred Stock, Digital Realty Trust, Inc. and Digital Realty Trust, L.P. entered into an underwriting agreement, dated August 2, 2017, with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein. A copy of the underwriting agreement is attached as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 2, 2017, among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated August 2, 2017, among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

3.1	Fifteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

3.2	Articles Supplementary designating Digital Realty Trust, Inc.’s 5.250% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A of Digital Realty Trust, Inc. (File No. 001-32336) filed on August 4, 2017).

4.1	Indenture, dated as of June 23, 2015, among Digital Realty Trust, L.P., as issuer, Digital Realty Trust, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Combined Current Report on Form 8-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on June 23, 2015).

4.2	Supplemental Indenture No. 2, dated as of August 7, 2017, among Digital Realty Trust, L.P., as issuer, Digital Realty Trust, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, including the form of 2.750% Notes due 2023, the form of 3.700% Notes due 2027 and the guarantees.

4.3	Specimen Certificate for Digital Realty Trust, Inc.’s 5.250% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of Digital Realty Trust, Inc. (File No. 001-32336) filed on August 4, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 8, 2017

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel
and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 2, 2017, among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated August 2, 2017, among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

3.1	Fifteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P.

3.2	Articles Supplementary designating Digital Realty Trust, Inc.’s 5.250% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A of Digital Realty Trust, Inc. (File No. 001-32336) filed on August 4, 2017).

4.1	Indenture, dated as of June 23, 2015, among Digital Realty Trust, L.P., as issuer, Digital Realty Trust, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Combined Current Report on Form 8-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on June 23, 2015).

4.2	Supplemental Indenture No. 2, dated as of August 7, 2017, among Digital Realty Trust, L.P., as issuer, Digital Realty Trust, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, including the form of 2.750% Notes due 2023, the form of 3.700% Notes due 2027 and the guarantees.

4.3	Specimen Certificate for Digital Realty Trust, Inc.’s 5.250% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8-A of Digital Realty Trust, Inc. (File No. 001-32336) filed on August 4, 2017).